Exhibit 21.1

List of Subsidiaries

American Midstream Partners, LP
As of December 31, 2017

Name	Jurisdiction of Organization
AMID Caddo LLC	Delaware
AMID Crude Oil Services LLC	Delaware
AMID Crude Oil Storage LLC	Oklahoma
AMID Crude Trucking LLC	Delaware
AMID Energy Products Supply LLC	Delaware
AMID Liquids Trucking LLC	Delaware
AMID Merger LP	Delaware
AMID NLR LLC	Delaware
AMID Payment Services LLC	Delaware
AMID Refined Products LLC	Delaware
AMID Silver Dollar Pipeline LLC	Delaware
AMID St. Croix LLC	Delaware
AMID Trans-Union GP LLC	Delaware
American Midstream, LLC	Delaware
American Midstream AMPAN, LLC	Delaware
American Midstream (Alabama Gathering), LLC	Alabama
American Midstream (Alabama Intrastate), LLC	Delaware
American Midstream (AlaTenn), LLC	Alabama
American Midstream Bakken, LLC	Delaware
American Midstream (Bamagas Intrastate), LLC	Delaware
American Midstream Blackwater, LLC	Delaware
American Midstream (Burns Point), LLC	Delaware
American Midstream Chatom, LLC	Delaware
American Midstream Chatom Unit 1, LLC	Delaware
American Midstream Chatom Unite 2, LLC	Delaware
American Midstream Costar, LLC	Delaware
American Midstream Delta House, LLC	Delaware
American Midstream Emerald, LLC	Delaware
American Midstream East Texas Rail, LLC	Delaware
American Midstream EnerTrade, LLC	Delaware
American Midstream Finance Corporation, LLC	Delaware
American Midstream Gas Solutions GP, LLC	Delaware
American Midstream Gas Solutions LP, LLC	Delaware
American Midstream Gas Solutions, LP	Delaware
American Midstream (Lavaca), LLC	Delaware
American Midstream (Louisiana Intrastate), LLC	Delaware
American Midstream Madison, LLC	Delaware

American Midstream Marketing, LLC	Delaware
American Midstream Mesquite, LLC	Delaware
American Midstream (Midla), LLC	Delaware
American Midstream Midla Financing Holding, LLC	Delaware
American Midla Financing, LLC	Delaware
American Midstream Midla Reconfiguration, LLC	Delaware
American Midstream (Mississippi), LLC	Delaware
American Midstream Offshore (Seacrest), LP	Texas
American Midstream Permian, LLC	Delaware
American Midstream Piney Woods, LLC	Delaware
American Midstream Republic, LLC	Delaware
American Midstream (SIGCO Intrastate), LLC	Delaware
American Midstream (Tennessee River), LLC	Alabama
American Midstream Terminaling, LLC	Delaware
American Midstream Transtar Gas Processing, LLC	Delaware
American Midstream Onshore Pipelines, LLC	Delaware
American Panther, LLC	Delaware
Argo Merger GP Sub, LLC	Delaware
Blackwater Georgia, LLC	Georgia
Blackwater Harvey, LLC	Delaware
Blackwater Investments, Inc.	Delaware
Blackwater Maryland, LLC	Maryland
Blackwater Midstream Corp.	Nevada
Blackwater New Orleans, LLC	Louisiana
Cayenne Pipeline, LLC	Delaware
Centana Gathering, LLC	Delaware
Centana Oil Gathering, LLC	Delaware
Cherokee Merger Sub	Delaware
High Point Gas Gathering, L.L.C.	Texas
High Point Gas Gathering Holdings, LLC	Delaware
High Point Gas Transmission, LLC	Delaware
High Point Gas Transmission Holdings, LLC	Delaware
Main Pass Oil Gathering Company, LLC	Delaware
Mid Louisiana Gas Transmission, LLC	Delaware
Pam Acquisition Company LLC	Delaware
Panther Pipeline, LLC	Texas
Panther Operating Company, LLC	Texas
Panther Offshore Gathering System, LLC	Texas
Trans-Union Interstate Pipeline L. P.	Delaware